                                                                   EXHIBIT 10.23

                              Dated June 13, 2000







                          (1) NORTHBURGH HOUSE LIMITED

                        (2) SCREAMING MEDIA.COM LIMITED




                     --------------------------------------

                              AGREEMENT FOR LEASE

                                  RELATING TO
                             FOURTH FLOOR PREMISES
                     33-41 DALLINGTON STREET, LONDON, EC1.
                     --------------------------------------





                               Hardwick Stallards
                                Centurion House
                                37 Jewry Street
                                     London
                                    EC3N 2ER

                               DX 822 London-City

                             Tel No.: 020 7423 1000

                             Fax No.: 020 7481 3002

THIS AGREEMENT is made the 13th day of June 2000

BETWEEN


(1) NORTHBURGH HOUSE LIMITED (Company Number 626019) whose registered office is at Russell Bedford House, 250 City Road, London EC1V 2QQ ("the Landlord" which expression shall include the person for the time being entitled to the reversion immediately expectant on the termination of the term of the Lease hereby agreed to be granted).

(2) SCREAMING MEDIA.COM LIMITED (Company Number 3906397) whose registered office is at 1 Canada Square, Canary Wharf, London, E14 5DS ("the Tenant").

1.    DEFINITIONS AND INTERPRETATIONS

      1.1     DEFINITIONS

              "THE BUILDING"             the property at 32 and 33-41 Dallington
                                         Street and 2-6 Northburgh Street,
                                         London, ECI

              "THE COMPLETION DATE"      the date which is 5 working days
                                         following the later of (a) the
                                         Landlord's Works Completion Date and
                                         (b) the date of the Court Order

              "THE COURT ORDER"          an Order of the Mayor's and City of
                                         London Court or other county court
                                         under the provisions of Section 38(4)
                                         Landlord and Tenant Act 1954
                                         authorising the exclusion of the
                                         provisions of Sections 24-28 of that
                                         Act
                                         in relation to the tenancy to be
                                         created by the Lease

              "THE DEMISED PREMISES"     the premises comprising part of fourth
                                         floor of the Building and more
                                         particularly described in the Lease.

              "THE LANDLORD'S WORKS
              COMPLETION DATE"           the date upon which notice is given
                                         under clause 2.3

              "THE LANDLORDS WORKS"      the creation of openings in the
                                         internal walls of the Demised Premises
                                         in such positions and in such manner as
                                         the Landlord shall in its absolute
                                         discretion determine in order to
                                         provide internal access to all parts of
                                         the Demised Premises and the re-routing
                                         of any service media necessitated by
                                         the foregoing

              "LEASE" the lease of the Demised Premises in the form attached hereto

              "NECESSARY CONSENTS"       all necessary consents licenses
                                         authorisations building regulation
                                         approvals which may be required from
                                         any party authority statutory
                                         undertaker or a fire officer for the
                                         Landlord's Works

              "RENT COMMENCEMENT
              DATE"                      the date which is two months after the
                                         Completion Date

              "RENT DEED"                a rent deposit deed in the form of the
                                         draft attached hereto

              "TENANT'S WORKS"           the installation in the Demised
                                         Premises of electrical
                                         telecommunications and data cabling

      1.2     INTERPRETATION

              In this Agreement unless the context otherwise requires:

              1.2.1       Words importing any gender include every gender.

              1.2.2 Words importing the singular number only include the plural number and vice versa.

              1.2.3 Words importing persons include firms companies and corporations and vice versa.

              1.2.4 Any reference to any statute (whether or not specifically named) shall include any statutory modification or reenactment of it for the time being in force and any other instrument plan regulation permission and direction made or issued under it or under any statutory placed by it or deriving validity from it.

              1.2.5 Reference to clauses schedules and annexures are references to the relevant clause in or schedule or annexure to this Agreement.


              1.2.6 Any reference to either party to this Agreement includes its successors in title (without detracting from the effect of any prohibition of or qualification to any right of alienation).

              1.2.7 Where any obligation is undertaken by two or more persons jointly those persons shall be jointly and severally liable in respect of that obligation.

              1.2.8 Any obligation the Landlord or the Tenant not to do or omit to do anything shall be deemed to include an obligation not to allow that thing to be done or omitted to be done by any person under its control.

              1.2.9 Any reference to "liability" includes where the context so allows claims demands proceedings losses costs and expenses.

              1.2.10 The headings to the clauses and schedules shall not affect the interpretation of this Agreement.

2.    LANDLORD'S OBLIGATIONS

      2.1 The Landlord shall as soon as reasonably practicable after the date of the Court Order at its own expense commence and carry out the Landlord's Works subject to and after receiving any Necessary Consents for the same.

      2.2 Thereafter the Landlord shall unless prevented by exceptional circumstances beyond its control complete the Landlord's Works as soon as reasonably possible and in any event by 9th June 2000 and in accordance with any Necessary Consents and shall complete the structural parts of the Landlord's Works by 3rd June 2000.

      2.3 As soon as the Landlord's Works have been so completed the Landlord or its solicitors (acting reasonably) shall notify the Tenant or its solicitors of that fact in writing.

      2.4 The Landlord shall carry out the Landlord's Works in a good and workmanlike manner using suitable materials.

3.    TENANT'S WORKS

      3.1 The Tenant shall immediately after the date hereof give details (in the form of a drawing and/or specification) of the Tenant's Works to the Landlord or its surveyor for approval (such approval not to be unreasonably withheld or delayed)

      3.2 Following approval of the Tenant's Works pursuant to clause 3.1 and following completion of the structural parts of the Landlord's Works (as to which completion the Landlord's surveyor shall be the sole arbiter) the Tenant shall have licence and authority to enter the Demised Premises to carry out the Tenant's Works in accordance with clause 3.3.

      3.3 The Tenant shall carry out the Tenant's Works in a good and workmanlike manner using suitable materials in such a way as to cause no obstruction to or interference with the Landlord's Works.

4. NO OCCUPATION AND/OR DEMISE OF THE DEMISED PREMISES

      This agreement shall not operate as a demise of the Demised Premises but with effect from completion of the structural parts of the Landlord's Works the Tenant shall be entitled to occupy the Demised Premises as tenant at will of the Landlord from such date.

5.    COURT ORDER

      5.1 Completion of the Lease is conditional upon the Landlord and the Tenant obtaining the Court Order.

      5.2 The Landlord and the Tenant shall use all reasonable endeavours to obtain the Court Order and shall make a joint application for the same as soon as reasonably practicable following this Agreement.

6.    GRANT AND COMPLETION OF LEASE

      6.1 The Landlord will grant and the Tenant shall accept the grant of the Lease on the Completion Date.

      6.2 The Landlord shall procure that its solicitors produce a counterpart of the Lease and the Rent Deposit Deed and the Tenant will promptly execute the same preparatory to the grant of the Lease.

      6.3 Simultaneously with completion of the Lease the parties shall enter into and complete the Rent Deed.

      6.4     On the date of actual completion the Tenant shall pay to the
              Landlord:

              6.4.1 the amount of "the Deposited Sum" referred to in the Rent Deed;

              6.4.2 "Rent" referred to in the Lease for the period from the Rent Commencement Date to and including the day immediately preceding the quarter day next ensuing after the Rent Commencement Date;

              6.4.3 a service charge payment for the saute period mentioned in paragraph 6.4.2 above at the rate of the "Initial Provisional Service Charge" referred to in the Lease;

              6.4.4 any other sums payable by the Tenant pursuant to the terms hereof;

              6.4.5 value added tax on any or all of the above sums in this clause 6.4 wherever appropriate and the Landlord shall as soon as reasonably practicable thereafter provide to the Tenant a valid value added tax invoice addressed to the Tenant.

7.    TERMINATION

      The Landlord may by notice in writing to the Tenant terminate this Agreement before the Lease is granted if the Tenant enters into liquidation (except for the purposes of amalgamation or reconstruction of a solvent company) or passes a resolution for creditors' winding up or makes a proposal for a composition with its creditors or an application is made to the Court for an administration order or a receiver or administrative receiver is appointed in respect of the Tenant or any of the Tenant's property or if the Court Order is not obtained within three weeks of the date hereof.

8.    STANDARD CONDITIONS OF SALE

      Save to the extent not inconsistent herewith the Standard Conditions of Sale (Third Edition) shall apply and be deemed to be incorporated in this Agreement.

9.    GENERAL

      9.1 The Tenant shall not assign or charge its interest under this Agreement but will itself take up the Lease and execute and deliver to the Landlord a counterpart thereof.

      9.2 The Landlord shall not be obliged to deduce title to the Building which the Tenant accepts and the Tenant further shall not be entitled to raise any requisition or objection to the Landlord's title and/or its right to grant the Lease.

      9.3 The Demised Premises shall be let subject to all encumbrances affecting the Demised Premises.

      9.4 The provisions of this Agreement shall remain in full force and effect after the grant of the Lease as far as they are still required to be observed and performed and are not provided for in the Lease.

      9.5 This Agreement is governed by and is to be construed in accordance with English Law and the parties submit to the exclusive jurisdiction of the English Courts.

      9.6 The Landlord shall at its own expense before the 31st day of December 2000 upgrade the entrance lobby to the Building in such manner as the Landlord shall in its absolute discretion determine but for the avoidance such upgrade shall not constitute any part of the Landlord's Works

10. In the event that the Landlord gives licence pursuant to the Lease at any time during the term of the Lease for the installation by the Tenant in the Demised Premises of air-conditioning and at the end of the said term the Landlord requires the Tenant to remove the air-conditioning so installed the Landlord shall not charge the Tenant Rent (as that expression is defined in the Lease) for the last calendar month of the said term and the parties hereby agree that such agreement as aforesaid shall be contained in any licence for alterations made between the parties after the date hereof in respect of any air-conditioning installation in the Demised Premises by the Tenant




Signed on behalf of the Landlord/Tenant.........................................

                              DATED JUNE 13, 2000






                          NORTHBURGH HOUSE LIMITED (1)

                         SCREAMING MEDIA.COM LIMITED (2)




                                      LEASE
                            RELATING TO FOURTH FLOOR
                     AT 33-41 DALLINGTON STREET, LONDON ECI
  ----------------------------------------------------------------------------




                               Hardwick Stallards
                                 Centurion House
                                 37 Jewry Street
                                 LONDON EC3N 2EX

                              Tel No: 0207 423 1000
                             Fax No.: 0207 481 3002
                                    without limitation) any controlled special hazardous toxic radioactive or dangerous waste

              "ENVIRONMENT"         the environment as defined in Section 1(2)
                                    of the Environmental Protection Act 1990

              "ENVIRONMENTAL LAW"   any legal rule regulation or obligation
                                    whether or not having effect at the date of the Lease and whether or not having retrospective effect concerning the protection of human health or the Environment or Dangerous Substances

              "THIS LEASE"          this lease and any deed or document
                                    supplemental hereto or made pursuant hereto

              "PERMITTED PART"      each of the whole of those parts of Premises
                                    shown hatched green or yellow or blue on the plan attached to this Lease

              "PLANNING ACTS"       the Town and Country Planning Act 1990
                                    the Planning (Listed Buildings and
                                    Conservation Areas) Act 1990 the Planning
                                    (Hazardous Substances) Act 1990 the Planning
                                    (Consequential Provisions) Act 1990 and the
                                    Planning and Compensation Act 1991

              "THE PREMISES"        premises on the fourth floor in the west
                                    block of the Building as more particularly defined in the first schedule

              "CONTRACTUAL TERM"    five years from and including the date
                                    hereof

              "RENT COMMENCEMENT    the 13 day of June 2000
              DATE"

              "RENT" the clear yearly rent of TWO HUNDRED AND THREE THOUSAND POUR HUNDRED AND TWENTY FIVE POUNDS ([pound sterling]203,425.00) plus Value Added Tax (if applicable)

              "INTEREST RATE"       three per cent per year above the base
                                    lending rate of HSBC Bank plc

              "SERVICE PERCENTAGE
              CHARGE" 15.75 per cent subject to the provisions for variation contained in the fourth schedule

              "INITIAL PROVISIONAL
              SERVICE CHARGE"       [pound sterling] 4,000.00 per quarter plus
                                    Value Added Tax (if applicable)

              "SUPERIOR LEASE"      a lease dated 11th April 1961 made between
                                    The Governors of Sutton's Hospital In
                                    Chaterhouse (1) the Landlord (2) and Solomon
                                    Sheinman and Joseph Sheinman (3)

2.    DEFINITIONS

      2.1 The terms defined in the Particulars and in this clause 2 and in the fourth schedule shall for all purposes of this Lease have the meaning specified

      2.2 "Adjoining Property" means any neighbouring or adjoining land or premises (excluding the Building) in which the Landlord or a Group Company shall have acquired a freehold or leasehold interest

      2.3 "Group Company" means a company that is a member of the same group as the Landlord within the meaning of Section 42 of the Landlord and Tenant Act 1954

      2.4 "Interest" means interest during the period from the date on which the payment is due to the date of payment both before and after any judgement at the Interest Rate or should the base rate referred to in this Particulars cease to exist such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by the Surveyor

      2.5 "Rent" means the Rent (as defined in the Particulars) but such term excludes the Service Charge and the insurance rent hereinafter defined but the term "rents" means Rent and Service Charge and the said insurance rent and other sums hereby reserved as rent

      2.6 "the Surveyor" means any person or firm who or a partner in which is an Associate or Fellow of the Royal Institution of Chartered Surveyors appointed by the Landlord (acting reasonably) to perform any of the functions of the Surveyor under this Lease

      2.7 "Value Added Tax" means Value Added Tax as provided for in the Value Added Tax Act 1994 and legislation (delegated or otherwise) supplemental thereto and any similar tax replacing the same

3.    INTERPRETATION

      3.1 The expressions "the Landlord" and "the Tenant" wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant's successors in title respectively and any reference to a "Superior Landlord" includes the Landlord's immediate reversioner (and any superior landlord) at any time

      3.2 References to any rights exercisable by the Tenant shall be construed as being exercisable by the Tenant and any lawful subtenant and all persons properly authorised by them

      3.3 Where the Landlord or the Tenant are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

      3.4 Words importing one gender include all other genders and words importing the singular include the plural and vice versa

      3.5     The expression "the Term" means the Contractual Term

      3.6 Where the consent of the Landlord is required hereunder the consent of the Superior Landlord shall also be required but nothing herein shall be construed as imposing on any Superior Landlord any obligation not unreasonably to refuse any such consent

      3.7 Any covenant by the Tenant not to do any act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person

      3.8 The clause paragraph and schedule headings do not form part of this Lease and shall not be taken into account in its construction or interpretation

4.    DEMISE

      The Landlord demises to the Tenant the Premises TOGETHER WITH the rights specified in the second schedule but EXCEPTING AND RESERVING to the Landlord the rights specified in the third schedule TO HOLD the Premises to the Tenant for the Contractual Term SUBJECT to all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises (including but not limited to the exceptions and reservations and the rights of entry exerciseable by the Superior Landlord in the Superior Lease) YIELDING AND PAYING to the Landlord:

      4.1 the Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next then ensuing to be paid on the date hereof

      4.2 by way of further rent (payable with effect from the date hereof) the Service Charge payable in accordance with the fourth schedule

      4.3 by way of further or additional rent (payable with effect from the date hereof) ("the insurance rent") 15.75 per cent of the premium for insuring the Building together with all plant equipment and machinery therein against the risks referred to in clause 6.2 hereof such insurance rent to be paid on the next ensuing quarter day after the date of payment of the premium by the Landlord PROVIDED ALWAYS that the Tenant shall pay any increase in the premium for insuring the Building occasioned by or attributable to the use of the Premises by the Tenant or by the business carried on in the Premises by the Tenant and

      4.4 by way of further rent (payable with effect from the date hereof) all other sums whatsoever as may become payable by the Tenant to the Landlord under the provisions of this Lease

5.    THE TENANT'S COVENANTS

      The Tenant covenants with the Landlord as follows:

      5.1

              5.1.1 to pay the rents herein reserved at the times and in manner aforesaid

              5.1.2 if so required in writing by the Landlord to make payment of Rent by bankers standing order to any bank and account in the United Kingdom that the Landlord may from time to time reasonably nominate

      5.2 to pay and discharge all rates taxes duties charges assessments and outgoings whatsoever whether parliamentary local parochial or of any other description (other than of a capital non recurring nature) which now are or may at the time during the Term be assessed charged or imposed upon the Premises or the owner or occupier in respect thereof (other than tax chargeable on any dealing by the Landlord with its reversionary interest) and within four days of the receipt of a notice of assessment thereof to produce the same to the Landlord for its inspection and where any such outgoings as aforesaid are charged or imposed on the Premises and other property to pay to the Landlord or as it may direct a proper proportion of such outgoings aforesaid (such proportion to be determined by the Surveyor acting reasonably and properly whose decision shall be final) and not to make any claim for relief against such outgoings as aforesaid without the Landlord's prior consent which will not be unreasonably withheld or delayed

      5.3 upon production of a valid value added tax invoice addressed to the Tenant to pay in addition to the rents and other sums hereby reserved and otherwise made payable under this Lease to the Landlord Value Added Tax in respect of all taxable supplies made or deemed to be made by the Landlord to the Tenant pursuant to this Lease or in respect of the Premises where such supply is taxable because of an election made by the Landlord (whether under paragraph 2 of schedule 10 to the Value Added Tax Act 1994 or otherwise) or for any other reasons

      5.4 to pay to the Landlord within 14 days of written demand all sums properly payable by the Landlord in respect of the water rate chargeable upon the Premises if the same is assessed upon the Landlord

      5.5 from time to time and at all times during the Term well and substantially to repair uphold cleanse maintain and keep the Premises and the appurtenances and improvements and additions thereto in good and substantial repair and condition (damage by the insured risks hereinafter defined and any other risks actually insured against by the Landlord excepted unless the relevant policy or policies of insurance effected by the Landlord shall have been vitiated or payment of the policy moneys refused in whole or in part by or in consequence of some act neglect or default on the part of or suffered by the Tenant or its servants agents or licensees)

      5.6 to clean the windows at least once in every month and to maintain in reasonable and proper repair and clean and hygienic all pipes wires gullies drains and other service media exclusively serving the Premises and not to do or permit or suffer to be done anything whereby any of the pipes wires gullies drains and service media may become obstructed

      5.7 to give notice in writing to the Landlord of any relevant defect in or affecting the Premises within the meaning of the Defective Premises Act 1972 immediately the same comes or ought in all the circumstances to have come to the notice of the Tenant or any agent or servant of the Tenant

      5.8 in the last three months of the Term howsoever determined to paint with two coats at least of good quality paint of a colour to be previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and polish or otherwise treat as the case may be in a proper and workmanlike manner all the walls wood iron and other metal work in or about the Premises previously or usually painted polished or otherwise treated as aforesaid in the case of walls with emulsion paint and for wood or metal surfaces with one coat of oil based undercoat and one top coat of gloss paint and otherwise decorate in a proper and workmanlike manner and with good quality materials all such parts of the Premises as have been so treated and as often as may be necessary to clean and treat in a suitable manner for its maintenance in good condition all the inside wood and ironwork not required to be painted or polished

      5.9 to maintain and keep in good condition all flooring surfaces in the Premises and at the determination of the Term (howsoever determined) to refurbish or resurface as necessary such floors if damaged to the reasonable satisfaction of the Landlord in a similar way as such floors are surfaced at the date hereof

       5.10 to preserve for the benefit of the Landlord and the Premises and/or the Building all and any existing rights or easements appertaining to or reputed to appertain to the Premises and/or the Building and at the Landlord's request and cost to take such action as the Landlord may reasonably require to preserve such easements or rights

      5.11 to permit the Landlord or the Surveyor or the Landlord's agents with or without workmen and others at all reasonable times after at least 2 working days' notice (except in the case of emergency) to enter upon the Premises to examine the state and condition thereof and of the fixtures and fittings therein and to take inventories of such fixtures and fittings and to give or leave upon the Premises for the Tenant notice in writing of all defects and wants of repair there found for which the Tenant may be liable hereunder and calling upon the Tenant within three months thereafter or sooner if reasonably required to make good such defects and wants of repair and if the Tenant shall fail to comply with any such notice or shall at any time make default in the performance of any of the foregoing covenants for or relating to the repair painting or carrying out of any other works which ought to be carried out on the Premises by the Tenant to permit the Landlord (but without prejudice to the right of re-entry under the clause hereinafter contained) to enter upon the Premises and repair paint or carry out such work at the expense of the Tenant

      5.12 to repay to the Landlord within 14 days of demand the proper cost properly incurred of any such repair painting or other works carried out by the Landlord as aforesaid

      5.13 to regularly service and replace as may be required by the relevant fire authority all fire fighting equipment installed within the Premises

      5.14

              5.14.1 to keep the Premises sufficiently supplied and equipped with fire fighting and extinguishing appliances as are required from time to time by the authorities concerned which shall be open to inspection and maintained to the reasonable satisfaction of the Landlord and also not to obstruct or permit or suffer to be obstructed the access to or means of working such apparatus and appliances or the means of escape from the Premises and to comply in all respect with all requirements of the fire authority or other competent authorities for the prevention and control of fire and to maintain all fire check doors in a proper working condition

              5.14.2 to pay for all works which the fire authority may require to be carried out to the Building by the Landlord and which arise as a result of the occupation or use of the Premises by the Tenant

      5.15 not without the consent in writing of the Landlord to suspend any weight from the ceiling or roof or use the ceiling or roof or roof trusses or purlins of the Premises for the storage of goods or to place or permit or suffer to be placed any weight thereon or to permit any person or persons to enter thereon save with a view to the execution of necessary repairs and then only in such manner as to subject the ceiling and roof and roof trusses to the least possible strain and not knowingly to load or use the structure of the Premises so as in any way to stain or interfere with the main structure thereof

      5.16 not at any time during the Term to erect or suffer to be erected any structures or new buildings on the Premises or any part thereof nor without the consent of the Landlord (not to be unreasonably withheld or delayed in the case of the erection removal or relocation of non-structural demountable partitioning) make any alterations or addition whether structural or otherwise whatsoever in or to the Premises or the fixtures fittings services or conveniences serving the Premises or any part or parts thereof or any alterations whatsoever to the exterior thereof nor under any circumstances to cut maim or remove any of the walls beams or any part thereof

      5.17 in the event of the Landlord granting its consent to the Tenant for the carrying out or making of any alteration or addition to the Premises at the end or sooner determination of the Term (whether determined by effluxion of time or otherwise) if the Landlord reasonably so requires but not otherwise well and substantially to reinstate the Premises (and to remove any addition thereto pursuant to such consent as aforesaid) to the condition that the same were in at the commencement of the Term or prior to such alteration as the case may be

      5.18 to pay to the Landlord within 14 days of written demand all proper charges and expenses (including reasonable legal costs and reasonable fees payable to the Surveyor) which may be properly incurred by the Landlord in or in connection with any proceedings under Section 146 and/or 147 of the Law of Property Act 1925 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court and in respect of any steps taken in connection with the preparation and service of a schedule of dilapidation as during or within six months after the expiration of the Term

      5.19 not without the previous permission in writing of the Landlord (such permission not to be unreasonably withheld or delayed) to carry out any electrical work whatsoever or make any alteration to or extension of the electrical installation in the Premises or the Building and to carry out any such permitted works in such manner as to comply with the requirements and regulations from time to time issued by the Institution of Electrical Engineers

      5.20 not to use or permit or suffer the use of the Premises otherwise than as offices within the meaning of Use Class B1 of the Town and Country Planning (Use Classes) Order 1987

      5.21

              5.21.1 at the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any Act or any Government Department local authority or other public or other competent authority or Court of competent jurisdiction regardless of whether such requirements are imposed on the Landlord or the Tenant

              5.21.2 not to do in or near the Premises any act or thing by reason of which the Landlord may under any Act incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

              5.21.3 at its own expense to obtain from the appropriate
                     authorities all licences consents and permissions as may be required for the carrying out by the Tenant of any operations on or use of any part of the Premises

              5.21.4 without prejudice to the generality of the above to comply in all respects with the provisions of any Act applicable to the Premises or in regard to carrying on the trade or business for the time being carried on upon the Premises and in particular the Planning Acts and all Environmental Laws

       5.22

              5.22.1 not to apply for planning permission under the Planning
                     Acts without first producing to the Landlord a copy of the application and obtaining the prior written consent of the Landlord (the giving or withholding of such consent shall be at the sole discretion of the Landlord) AND IT IS FURTHER MORE AGREED AND DECLARED that the Landlord shall be under no obligation to grant licence or consent for any alterations to or any change of user of the Premises or any part thereof requiring express planning permission unless and until the planning permission therefor has first been produced to the Landlord for its inspection and unless such planning permission is in such form as the Landlord reasonably may require and does not contain any conditions to which the Landlord reasonably may object

              5.22.2 if the Tenant shall receive any compensation with respect to the interest of the Tenant hereunder because of any restriction placed upon the use of the Premises or otherwise howsoever under or by virtue of the Planning Acts then when the Tenant's interest hereunder shall be determined (whether by effluxion of time or otherwise) the Tenant shall forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

              5.22.3 unless the Landlord directs otherwise in writing to carry out before the determination of the Term (howsoever determined) any works stipulated to be carried out to the Premises as a condition of any planning permission which may have been granted during the Term to the Tenant and implemented by the Tenant whether or not the date by which the planning permission requires such works to be carried out falls within the Term

       5.23 Within fourteen days of the receipt of any notice to give full particulars to the Landlord of any permission notice order or proposal relevant to the Premises or to the use thereof given to the Tenant or the occupier of the Premises (together with a copy of any notice permission letter or document) under any Act and without delay to take all necessary steps to comply with such notice if required by this Lease with the written approval of the Landlord (such approval not to be unreasonably withheld) and also at the request and (where the Tenant is not in default under this Lease) at the cost of the Landlord to make or join with the Landlord in making such objections and representations against or in respect of any such notice order or proposal as aforesaid as the Landlord reasonably requires

       5.24

              5.24.1 In this Clause 5.24 the following expressions have the following meanings:

                     "Authorised Guarantee Agreement" has the meaning defined in and for the purposes of Section 16 of the Landlord and Tenant (Covenants) Act 1995 which shall be made by separate deed

                     "Permitted Occupier" means a company which is a member of the same group of companies of which the Tenant is a member and meets the criteria in Section 42(1) of the Landlord and Tenant Act 1954

              5.24.2 Not to hold on trust for another or assign charge or underlet (other than an underletting of a Permitted Part) or part with or share the possession or occupation of any part or parts (as distinct from the whole) of the Premises and not to agree so to do

              5.24.3 Not to charge part with or share possession of the whole of the Premises or agree so to do or permit any person to occupy the same save by way of an assignment or underlease of the whole of the Premises

              5.24.4 Not to assign or underlet the whole of the Premises and not to underlet a Permitted Part except as provided in this Clause 5.24 and then only with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed subject to Clauses 5.24.5 and 5.24.6)

              5.24.5 For the purposes of Section 19(1A) of the Landlord and
                     Tenant Act 1927 it is agreed that the Landlord shall not be regarded as unreasonably withholding consent to any proposed assignment of the whole of the Premises if it is withheld on the ground (and it is the case) that any one or more of the circumstances mentioned below exist (whether or not such withholding is solely on such ground or on that ground together with other grounds):

                     5.24.5.1 that in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to be able to meet its obligations under this Lease

                     5.24.5.2 that rents due under this Lease have not been paid to the Landlord

                     5.24.5.3 that the proposed assignment is to a "parent undertaking" a "subsidiary undertaking" or a "subsidiary undertaking" of such "parent undertaking" (all of which shall have the meanings ascribed to these terms in Section 258 of the Companies Act 1985)

              5.24.6 On any assignment:

                     5.24.6.1 the Tenant shall enter into an Authorised Guarantee Agreement which will be in such form as the Landlord may reason ably require and be prepared by or on behalf of the Landlord and at the cost of the Tenant; and

                     5.24.6.2 if the Landlord reasonably so requires the Tenant will obtain no more than two acceptable guarantors for the proposed assignee who will covenant by deed with the Landlord in such terms as the Landlord may reasonably require and such deed to be prepared by the Landlord and at the cost of the Tenant; or

                     5.24.6.3 if the Landlord reasonably so requires the proposed assignee will prior to the assignment enter into such reasonable rent deposit arrangement for performance by the proposed assignee of its obligations under this Lease as the Landlord may reasonably require

              5.24.7 Clauses 5.24.5 and 5.24.6 shall operate without prejudice to the right of the Landlord to refuse such consent on any other ground or grounds where such refusal would be reasonable or to impose further conditions upon the grant of consent where such imposition would be reasonable

              5.24.8 Not to underlet the whole of the Premises and not to underlet a Permitted Part in either case at a fine or a premium or at a rent less than the open market rent of the premises so proposed to be underlet in each case at the time of such underlease and without having first obtained the Landlord's prior approval of such open market rent (such approval not to be unreasonably withheld or delayed)

              5.24.9 Upon the Landlord consenting to an underletting of the
                     Premises or a Permitted Part to procure that the underlease contains:

                     5.24.9.1 an unqualified covenant on the part of the undertenant with the Tenant that the undertenant will not assign or charge (or agree so to do) any part or parts of the premises (as distinct from the whole) demised by such underlease and will not underlet or (save by way of an assignment of the whole) part with or agree so to do or share possession of or permit any person to occupy the whole or any part of the premises demised by such underlease

                     5.24.9.2 a covenant on the part of the undertenant with the Tenant that the undertenant will not assign or charge (or agree so to do) the whole of the premises demised by such underlease without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed)

                     5.24.9.3 covenants by the undertenant (which the Tenant undertakes to enforce) to prohibit the undertenant from doing or suffering any act or thing upon or in relation to the premises demised by the underlease which will contravene any of the Tenant's obligations in this Lease

                     5.24.9.4 a condition for re-entry on breach of any covenant on the part of the undertenant

                     5.24.9.5 any underlease shall be validly contracted out of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 by order of a competent court

             5.24.10 Not to vary the terms of or accept any surrender of any underlease permitted under this Clause 5.24 (or agree so to do) without the

                     Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and not to commute or waive any rents payable by any such underlease

             5.24.11 Notwithstanding anything contained in this Clause 5.24 the
                     Tenant may share occupation of the Premises with a Permitted Occupier PROVIDED THAT:

                     5.24.11.1  no tenancy is created by such occupation

                     5.24.11.2 the rights of the Permitted Occupier immediately determine on it ceasing to fall within the definition of a Permitted Occupier

                     5.24.11.3 the Tenant will give notice to the Landlord within fourteen days of the commencement and termination of each sharing of occupation of the Premises

       5.25 From time to time during the Term to furnish to the Landlord within days of written demand full particulars of all derivative interests of or in the Premises however remote or inferior

       5.26 Within one month after the transmission of any interest under this Lease or derivative on it or the execution of any document dealing with such interest to leave with the Landlord two certified copies of the deed instrument or other document evidencing or effecting such dealing or transmission and to pay such reasonable and proper registration fee as the Landlord may require and to procure that every document creating an underletting of the Premises or any part of the Premises contains a similar covenant by the undertenant with the Tenant and the Landlord PROVIDED THAT registration of any such deed instrument or other document will be evidence of notification of such transaction to the Landlord but will not require the Landlord to consider the terms of such transaction or the said deed instrument or other document and will not be evidence that it has done so

      5.27 Not to display or permit or suffer to be displayed any sign placard or advertisement on the Premises other than as previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and not without the previous consent in writing of the Landlord to affix or place or permit or suffer to be affixed or placed any names or notices on the walls or in the windows of the Building other than usual and reasonable trade signs and displays

      5.28 Not to do or permit or suffer to be done on the Premises any act or thing which is illegal or immoral or which shall be or may become a nuisance to the Landlord or the occupiers of the Building

      5.29

              5.29.1 not to do or permit or suffer to be done anything which may invalidate any policy or policies of insurance effected by the Landlord in respect of the Premises or the Building and/or the rents receivable in respect thereof or which may increase the premium or premiums payable in respect thereof and to repay forthwith to the Landlord all sums paid by way of increased premiums and all proper expenses properly incurred by the Landlord in or about any renewal of any such policy rendered necessary by a breach of this covenant and all such payments shall be recoverable as rent

              5.29.2 forthwith on written demand from the Landlord or its insurers to cease from doing or suffering to be done any act or thing which has caused or may cause the insurance to become void or voidable and to comply with all requirements and recommendations of the insurers of which the Tenant has notice in writing

              5.29.3 in the event of the Premises or any part thereof being damaged or destroyed at any time during the Term and the insurance money under any insurance effected thereon being wholly or partly irrecoverable by reason wholly or in part of any act or default of the Tenant then and in every such case to pay to the Landlord forthwith in addition to the rents the whole of the amount so irrecoverable

              5.29.4 in the event of the Premises or any part thereof being destroyed or damaged by any of the perils covered by the insurance effected by the Landlord forthwith to give to the Landlord written notice thereof

       5.30 At any time during the last six months of the Term during reasonable hours in the daytime and after at least two working days' notice to permit the Landlord or its agents to show the Premises to intending tenants or other persons

       5.31

              5.31.1 If the Tenant shall fail to pay the rents or any other sum due under this Lease within 14 days of the due date for payment whether formally demanded or not the Tenant shall pay to the Landlord Interest

              5.31.2 Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this Lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such nonpayment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this Lease

       5.32 To indemnify and keep indemnified the Landlord from and against all damage actions proceedings suits claims demands proper costs damages liability and expenses arising in any way directly or indirectly out of the repair state of repair condition existence of any alteration to or the unauthorised user of the Premises and for which the Tenant is liable or responsible hereunder and/or any breach of the Tenant's covenants contained in this Lease and from all proceedings proper costs claims and demands of whatsoever nature in respect of any such liability or alleged liability

       5.33 To yield up to the Landlord at the expiration or sooner determination of the Term so painted treated repaired cleansed maintained amended and kept as required by this Lease the Premises and all additions and improvements made thereto in the meantime and all fixtures of every kind in or upon the Premises or which during the Term may be affixed or fastened to or upon the same except tenant's or trade fixtures and prior to the expiration or sooner determination of the Term in case any of the Landlord's fixtures and fittings shall be missing broken damaged or destroyed forthwith to replace them with others of a similar character and of equal value and in any event to remove any moulding sign writing or painting or the name or business of the Tenant and other persons from the Premises and make good any damage caused to the Premises by such removal or removal of the tenant's fixtures fittings furniture and effects

       5.34 To permit the Landlord and all persons authorised by it at all reasonable times upon reasonable notice (except in emergency) to enter and remain upon the Premises together with work people plant and materials:

              5.34.1 to execute any works of construction repair decoration or of any other nature within the Building or to the service media or on any other Adjoining Property and to carry out repairs decorations or other work which the Landlord must or may carry out under the provisions of this Lease upon or to the Premises

              5.34.2 to exercise without interruption or interference any of the rights excepted or reserved to the Landlord by this Lease

              5.34.3 in the last six months before the determination of the Term to affix a sign or signs indicating that the Premises are to let

              PROVIDED THAT the Landlord and other persons so authorised shall cause as little inconvenience as reasonably possible and make good any damage to the Premises thereby caused

       5.35 To observe and perform the additional covenants and restrictions contained in the fifth schedule

       5.36 Not to do or omit to do anything which will cause the Landlord to be in breach of the terms of the Superior Lease

6.     THE LANDLORD'S COVENANTS

       The Landlord covenants with the Tenant as follows:

       6.1 That the Tenant paying the rents and observing the covenants on its part herein contained shall during the Term quietly enjoy the Premises without any interruption by the Landlord or any person lawfully claiming under it

       6.2 Either to procure insurance of the Building pursuant to the Superior Lease or to insure the Building (unless such insurance shall be vitiated by any act or omission of the Tenant or the Tenant's servants or agents or visitors at the Premises) in such sums as the Landlord shall from time to time be advised by the Surveyor as being the full cost of reinstatement of the Building (together with an appropriate addition for professional fees and three years' loss of Rent) against loss or damage by fire storm tempest flood lightning or aircraft (not being hostile aircraft) and things dropped therefrom explosion burst-pipes impact riot civil commotion malicious damage and against such other insurable risk or risks as the Landlord may reasonably deem prudent (all which said risks are herein called "the insured risks") and to produce to the Tenant on demand either the policy of such insurance and the receipt for the last premium or reasonable evidence from the insurers of the terms of the policy and the fact that the same is subsisting and in effect and (subject as hereinafter provided) in case of destruction of or damage to the Premises or the means of access thereto by the insured risks or any of them the Landlord will as soon as reasonably practicable take such steps as may be requisite and proper to obtain any necessary permits and consents under any regulations or Act for the time being in force to enable the Landlord to rebuild and reinstate the same and will as soon as such permits and consents have been obtained (which are not subject to conditions with which it would be unreasonable to expect the Landlord to comply) lay out all monies received in respect of such insurance (except sums in respect of loss of rent) in rebuilding or reinstating the Premises or means of access thereto so destroyed or damaged PROVIDED always that if for any cause whatsoever the rebuilding or reinstatement of the Premises shall be prevented or frustrated then the said sums of money shall belong to the Landlord for its own benefit absolutely PROVIDED FURTHER THAT the Landlord shall not be liable to rebuild and reinstate as aforesaid if the policy of insurance shall have been vitiated or payment refused in whole or in part as a result of some act or default of the Tenant or anyone at the Premises under its control

       6.3 Unless prevented by strike lock-out breakdown or other act matter or thing over which it has no control to maintain and to use all reasonable endeavours to carry out all functions towards the cost of which the Tenant is by Part C Fourth Schedule hereto liable to contribute save that the Landlord shall be under no obligation to carry out any such function where it is stated that any such function will be at the Landlord's discretion

7.     PROVIDED ALWAYS and it is hereby agreed that:

       7.1 If the rents or any part thereof shall at any time be in arrear and unpaid for fourteen days after the same shall have become due (whether any legal or formal demand therefor shall have been made or not) or if the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements herein contained and on its part to be observed or performed or if the Tenant shall become bankrupt or have a receiving order made against it or enter into any arrangement or composition for the benefit of its creditors or grant a Bill of Sale on the effects in the Premises or permit any execution to be levied on the Premises or (being a Company) shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation for the purpose of amalgamation or reconstruction) or passes a resolution for winding up (save as aforesaid) or summons a meeting of its creditors or any of them under Part I of the Insolvency Act 1986 or suffers a petition for an Administration Order in respect of it to be filed in Court or suffers a receiver or administrative receiver to be appointed then and in any such case it shall be lawful for the Landlord or any person or persons duly authorised by it in that behalf to re-enter into or upon the Premises or any part thereof in the name of the whole to and peaceably to hold and enjoy the Premises henceforth as if this Lease had not been made but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant hereinbefore contained

       7.2 The Landlord shall have power at all times without obtaining any consent from or making any compensation to the Tenant or to its underlessees or tenants for the consequences thereof to deal as the Landlord may think fit with any other parts of the Building and/or with any of the Adjoining Property and to erect or suffer to be erected on such other parts of the Building and/or Adjoining Property any buildings whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time or times during the Term be enjoyed by the Tenant or any tenants or occupiers of the Premises or any part thereof

       7.3 Subject to the provisions of Section 38(2) of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee shall be entitled on quitting the Premises to any compensation under Section 37 of the said Act

       7.4 If the Premises or any part thereof or any part of the Building or the essential services or access thereto shall at any time be destroyed or damaged by the insured risks or any of them so as to render the Premises or any part thereof inaccessible or unfit for occupation or use then and in such case (unless the relevant policy or policies of insurance effected by the Landlord shall have been vitiated or payment of the policy moneys refused in whole or in part in consequence of some neglect or default on the part of or suffered by the Tenant or its servants agents or Licensees at the Premises) the Rent and Service Charge or a fair and just proportion thereof according to the nature and extent of the damage sustained and (if the Building is totally destroyed) the insurance rent shall be suspended and cease to be payable until the Premises shall again be rendered accessible or fit for occupation and use or until the expiration of three years from the date of the happening of such destruction or damage as aforesaid (whichever period shall be the shorter) and in the case of dispute as to the proportion or period of such abatement the same shall be referred to arbitration pursuant to the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force PROVIDED THAT if after the expiry of the period of three years commencing on the date of damage or destruction as aforesaid the Premises have not again been rendered accessible or fit for occupation and use then either the Landlord or the Tenant may at any time after the expiry of such period but prior to the Premises becoming again accessible and fit for occupation and use determine this Lease by giving written notice to that effect to the other and upon service of such a valid and proper notice this Lease shall absolutely determine but without prejudice any rights and remedies that may have accrued to either party against the other and all monies received in respect of the Landlord's policy of insurance shall belong to the Landlord

       7.5 Where under the terms of this Lease the Tenant is obliged to pay contribute defray or otherwise account for any sum (whether of a specified amount or otherwise) and such sum is wholly or partly attributable to the supply of such goods or services as are within the charge to Value Added Tax the Tenant shall upon production of a valid Value Added Tax invoice for the full amount addressed to the Tenant bear and pay the cost of such Value Added Tax as is chargeable in respect of such goods or services as aforesaid so that the aforementioned sum or sums shall be deemed for all purposes to be increased by the amount of such Value Added Tax from time to time applying

       7.6 No representation or warranty is given or made nor deemed to have been given or made by the Landlord as to any matter under the Planning Acts

       7.7 The operation of Section 62 of the Law of Property Act is excluded from this Lease and the only rights exerciseable by the Tenant are those expressly set out herein

8.       GENERAL PROVISIONS

         8.1. Having been authorised to do so by an Order of the Mayor's and City of London Court made on June 13, 2000 under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act 1969) the parties agree that the provisions of Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy created by this Lease

         8.2. Any notice required to be served on the Tenant shall be deemed to have been duly sewed if left at or sent by recorded delivery prepaid post to the Premises

         8.3. The provisions of the fourth schedule shall have effect and the Landlord and the Tenant covenant with each other to observe and perform their respective obligations set out in that schedule

         8.4. The parties acknowledge this is a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995

         8.5. This Lease is enforceable by the parties to it and their lawful assigns but any rights of any other person to enforce this Lease pursuant to the Contracts (Rights of Third Parties) Act 1999 are hereby excluded.

IN WITNESS whereof the parties hereto have executed this Lease as their Deed the day and year first before written

                                 FIRST SCHEDULE

                                  THE PREMISES

"The Premises" means that part of the Building referred to in the Particulars shown for the purpose of identification only edged red on the plan annexed hereto including:

1. The paint and paper and other decorative finishes applied to the interior of the external walls of the Building and the plaster and other finishes on the inner sides of those wails but not any other part of the external wails.

2. The floor finishes so that the lower limit of the Premises includes such finishes but does not extend to anything below them.

3. The ceiling finishes so that the upper limit of the Premises includes such finishes but does not extend to anything above them.

4. The entirety of any non-load-bearing internal walls wholly within the Premises.

5. One inner half severed medially of the internal non-load-bearing walls dividing the Premises from other parts of the Building

6.       The doors windows and window frames

7.       All additions and improvements to the Premises

8. All the Landlord's fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises whether originally affixed or fastened to or upon the Premises or otherwise except any such fixture installed by the Tenant that can be removed from the Premises without defacing the same

9. Any pipes and other service media wholly in or on the Premises that exclusively serve the Premises

                                 SECOND SCHEDULE

                                 RIGHTS GRANTED

1. The right for the Tenant and all persons expressly or by implication authorised by it (in common with the Landlord and all other persons having a like right) to use the pedestrian ways forecourts entrance halls landings lifts lift shafts staircases passages and other areas which are from time to time during the Term provided by the Landlord for common use and enjoyment by the tenants and the occupiers of the Building and all persons expressly or by implication authorised by them for all proper purposes in connection with the use and enjoyment of the Premises.

2. The right for the Tenant and all persons expressly or by implication authorised by it (in common with the Landlord and all other persons having a like right) to use such toilets in the Building as shall be designated from time to time in writing by the Landlord

3. The right to the free passage and running (subject to temporary interruption for repair or alteration) of water sewage gas electricity telephone and other services or supplies to and from the Premises in and through the pipes wires and conduits that now serve the Premises presently laid in on over or under other parts of the Building and (if any) the Adjoining Property (in common with the Landlord and any other persons having a like right)

4. The right of support shelter and protection for the benefit of the Premises as is now enjoyed from all other parts of the building

5. The right to park two private motor vehicles within the curtilage of the Building in such parking spaces as the Landlord may designate from time to time

                                 THIRD SCHEDULE

                                 RIGHTS RESERVED

1. The right to the free and uninterrupted passage and running of water sewage gas electricity telephone and other services or supplies from and to other parts of the Building or any Adjoining Property in or through the pipes wires conduits and other service media which now are or may during the Term be in on or over the Premises

2. The right to connect into construct and maintain in on under or over the Premises at any time during the Term any pipes wires or conduits for the benefit of any part of the Building or any Adjoining Property

3.

         3.1. the right at any time during the Term at reasonable times and upon reasonable notice except in cases of emergency to enter or in cases of emergency to break into and enter the Premises:

                  3.1.1. to inspect cleanse connect to repair remove or replace with others alter or execute any works whatever to or in connection with the pipes wires conduits easements or services referred to in paragraph 1 and 2 of this schedule

                  3.1.2. to view the state and condition of and repair and maintain the Building where such viewing or work would not otherwise be reasonably practicable

                  3.1.3. to carry out work or do anything whatever comprised within the Landlord's obligations in this Lease

                  3.1.4. to take schedules or inventories of fixtures and other items to be yielded up upon the expiry of the Term

                  3.1.5. to exercise any of the rights granted to the Landlord by this Lease

      PROVIDED THAT in the exercise of the foregoing rights the Landlord shall cause the minimum inconvenience to the Tenant and promptly make good any damage to the Premises thereby caused

4. The right for any reasonable period to erect scaffolding for the purpose of inspecting repairing or cleaning the Building and Adjoining Property notwithstanding such scaffolding may temporarily restrict the access to or use and enjoyment of the Premises

5. The rights of light air support protection shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by any parts of the Building or Adjoining Property

6.       Full right and liberty at any time after the date of this Lease:

         6.1. to alter raise the height of or rebuild the Building (and such expression here excluding the Premises) or Adjoining Property or

         6.2. the right to carry out repairs to the common parts of the Building or

         6.3. to erect any other building or construction of any height in such manner as the Landlord shall think fit provided that the same shall not materially obstruct, affect or interfere with the amenity of or access to the Premises or the passage of light and air to the Premises

                                 FOURTH SCHEDULE

                                 SERVICE CHARGE

                                     PART A

                                   DEFINITIONS

1. "Services" means the services facilities and amenities specified in Part C of this schedule.

2. "Computing Date" means 31st March in every year of the Term or such other date as the Landlord may from time to time nominate and "Computing Date" shall be construed accordingly

3.       "Financial Year" means the period:

         3.1. from the commencement of the Term to and including the first Computing Date

         3.2. and subsequently between two consecutive Computing Dates and "Financial Years" shall be construed accordingly

4. "Gross Annual Expenditure" means in relation to any Financial Year the aggregate of:

         4.1. all proper costs expenses and outgoings whatever properly incurred by the Landlord during that Financial Year in or incidental to providing all or any of the Services and any VAT payable thereon

         4.2. all proper costs incurred by the Landlord during that Financial Year in relation to the matters specified in Part D of this schedule ("Additional Items") and any VAT payable thereon and

         4.3. such sums (if any) as the Landlord shall (acting reasonably) consider appropriate to charge in that Financial Year by way of provision for anticipated expenditure in any future Financial Year in respect of any of the Services or the Additional Items

         But "Gross Annual Expenditure" shall not include any expenditure in respect of the maintenance or repair of any part of the Building or anything in the Building whose maintenance or repair is the exclusive responsibility of the Tenant or any other tenant in the Building

5. "Annual Expenditure" means in relation to any Financial Year the Gross Annual Expenditure for that Financial Year less the aggregate of:

         5.1. (if in the Financial Year in question or in any previous Financial Year the Landlord had incurred any costs or expenses in or incidental to making good any loss or damage covered by any policy of insurance maintained by the Landlord pursuant to its obligations in this Lease) all (if any) amounts recovered by the Landlord in the Financial Year in question pursuant to such policy of insurance and

         5.2. (if in the Financial Year in question or in any previous Financial Year the Landlord has incurred any costs or expenses in or incidental to providing any of the Services or in relation to any of the Additional Items which are recoverable (in whole or in part) from any person other than the Tenant or any other tenant in the Building) all (if any) amounts recovered by the Landlord in the Financial Year in question from any such person

6. "Service Charge" means the Service Charge Percentage of the Annual Expenditure for the relevant Financial Year

7. "Lettable Areas" means all parts of the Building not comprising any of the common parts which from time to time are either occupied by a tenant or tenants for business purposes or are so constructed or adapted as to be capable of being so occupied

8. "Retained Parts" means all parts of the Building (including any common pads) other than the Premises and the other Lettable Areas

9.       "Structure" means:

         9.1.     the entirety of the roofs and foundations of the Building

         9.2. the entirety of all floors and ceilings of the Building (but excluding the floor and ceiling finishes)

         9.3. the entirety of all external walls of the Building (but excluding the paint paper plaster and other finishes applied to the internal faces of such walls)

         9.4. the entirety of all load-bearing walls pillars and other structures of the Building (but excluding the paint paper plaster and other decorative finishes applied to the faces of such walls pillars and other structures) and

         9.5. all other parts of the structure of the Building not referred to in the preceding paragraphs 9.1 to 9.4

10. "Plant" means all apparatus plant machinery and equipment within the Building from time to time including (without prejudice to the generality of the above) lifts lift shafts stand by generators and boilers and items relating to mechanical ventilation heating cooling public address and closed circuit television systems


                                     PART B

         PERFORMANCE OF THE SERVICES AND PAYMENT OF THE SERVICE CHARGE

The Landlord shall perform the Services throughout the Term provided that the Landlord shall not be liable to the Tenant in respect of:

11. any temporary failure or interruption in any of the Services by reason of necessary repair replacement maintenance of any installations or apparatus or their damage or destruction or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials water or labour or any other cause beyond the Landlord's control PROVIDED THAT any such services shall be resumed as soon as reasonably practicable or

12. any act omission or negligence of any porter attendant or other person undertaking the Services or any of them on behalf of the Landlord except where there has been neglect on the part of the Landlord or where covered by any insurance policy maintained by the Landlord

13.

         13.1. the Landlord shall as soon as possible after each Computing Date prepare an account showing the Gross Annual Expenditure for the Financial Year ending on that Computing Date and containing a fair summary of the expenditure referred to in it broken down into categories by reference to Part C and upon such account being certified by the Landlord's properly qualified Accountant as having been accurately prepared in accordance with this Schedule it shall be conclusive evidence for the purposes of this Lease of all matters of fact referred to in the account except in the case of manifest error

         13.2. the Tenant shall pay for the period from the date of this Lease to the Computing Date next following the date of this Lease the Initial Provisional Service Charge the first payment thereof being a proportionate sum in respect of the period from and including the date of this Lease to and including the day before the next quarter day to be paid on the date of this Lease the subsequent payments to be made in advance on the relevant quarter days in respect of the relevant quarters

         13.3. the Tenant shall pay for the next and each subsequent Financial Year a provisional sum being a reasonable and proper estimate by the Landlord's managing agent or the Surveyor acting as an expert and not as an arbitrator of what the Annual Expenditure is likely to be for that Financial Year by four equal quarterly payments in advance on the usual quarter days

         13.4.    if the Service Charge for any Financial Year shall:

                  13.4.1. exceed the provisional sum for that Financial Year the excess shall be due to the Landlord within 14 days of demand or

                  13.4.2. be less than such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge or repaid to the Tenant upon or prior to the end of the Term (as the case may be)

14.

         14.1. the Landlord may withhold add to extend vary or make any alteration in the rendering of the Services or any of them from time to time provided that the same complies with the principles of good estate management and is reasonable in all the circumstances having regard to the nature of the Building

         14.2. if at any time during the Term the total property enjoying or capable of enjoying the benefit of any of the Services or the Additional Items is increased or decreased on a permanent basis or the benefit of any of the Services or the Additional Items is extended on a like basis to any adjoining or neighbouring property or if some other event occurs as a result of which the Service Charge Percentage is no longer reasonably appropriate to the Premises the Service Charge Percentage shall be varied with effect from the Computing Date following such event by agreement between the parties or in default of agreement within three months of the first proposal for variation made by the Landlord in such manner as shall be determined to be fair and reasonable in the light of the event in question by the Surveyor (acting as expert and not as arbitrator) except that nothing contained in the Lease shall imply an obligation on the part of the Landlord to provide the Services or the Additional Items to any adjoining or neighbouring property


                                     PART C

                                  THE SERVICES

15.

         15.1. Maintaining and repairing rebuilding renewing and reinstating the structure of the Building

         15.2. Maintaining and repairing the outer half severed medially of all internal non-load bearing walls dividing the Premises from other parts of the Building which are not the exclusive responsibility of any other tenant in the Building

         15.3. Maintaining repairing amending altering rebuilding renewing and reinstating and where appropriate treating washing down painting and decorating the Retained Parts including the entirety of all walls floors and ceilings surrounding and all doors and windows and door and window frames in the Retained Parts (but excluding any such items or parts of them the maintenance of which is the exclusive responsibility of the Tenant or any other tenant in the Building

16. Providing a lift service within the Building by the operation of the lifts now installed in the Building or by such substituted lifts as the Landlord acting reasonably may from time to time decide to install

17. Maintaining an adequate supply of hot and cold water in the toilet accommodation in the Retained Parts

18. Supplying adequate central heating to the Premises and the common parts of the Building

19. Inspecting servicing maintaining repairing amending overhauling replacing and insuring (save insofar as insured under other provisions of this Lease) all plant and machinery including the lift or lifts which serve the Building (but excluding any items or parts of any items of such plant or apparatus whose maintenance is the exclusive responsibility of the Tenant) and all other plant or apparatus (but excluding any items or parts of any items of such other plant and apparatus whose maintenance is the exclusive responsibility of any other tenant in the Building)

20. Maintaining repairing cleansing emptying draining and amending and renewing all pipes wires service media and conduits in on under or over the Building (but excluding any pipes wires or conduits or parts of them whose maintenance is the exclusive responsibility of any other tenant in the Building)

21. Installing maintaining and renewing any fire alarm fire prevention and fire lighting equipment and sprinklers and ancillary apparatus in the Retained Parts


22. Supplying providing purchasing maintaining renewing and replacing repairing servicing overhauling and keeping in good and serviceable order and condition all appurtenances fixtures fittings tools appliances materials equipment and other things which the Landlord acting reasonably may deem desirable or necessary for the maintenance appearance upkeep security or cleanliness of the Building or any part of it

23. (At the Landlord's discretion) cleaning as frequently as reasonably necessary the exterior of all windows and window frames in the Building including those that form part of the Premises and other premises let to individual tenants

24. Any other services relating to the Building or any part of it provided by the Landlord and not expressly mentioned herein

                                     PART D
                              THE ADDITIONAL ITEMS

25. Any sum expended by the Landlord for insurance against public liability and for the plate glass in the Building in such sums as the Landlord shall in its absolute discretion think fit

26. The cost of employing (whether by the Landlord a Group Company the managing agents or any other individual firm or company) such staff or attendant as the Landlord may reasonably deem necessary for the performance of the Services and/or for the provision of a car parking attendant to supervise and control the parking of motor vehicles at the Building (if any) and the other functions and duties referred to in this part of the Schedule and all other incidental expenditure in relation to such employment

27. The cost of the supply of electricity gas oil or other fuel for the provision of the Services and for all purposes in connection with the Retained Parts

28. The amount which the Landlord shall be called upon to pay as a contribution towards the expense of making repairing maintaining rebuilding and cleansing any ways roads pavements party walls fence or party structures pipes service media wires or conduits or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

29. The proper fees and disbursements (and any VAT payable on them) of:

    29.1 the Surveyor and the Landlord's Accountant and any other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying or accounting functions or the management of the Building

    29.2 the Landlord's managing agent (whether or not the Surveyor) for or in connection with the performance of the Services and any other duties relating to the general management administration security maintenance protection and cleanliness of the Building amounting to 10% of the Gross Annual Expenditure

    29.3 the reasonable and proper fees of the Landlord or a Group Company for any of the Services or the other functions and duties referred to in paragraph 29.1 above that shall be undertaken by the Landlord or a Group Company and not by a third party

30. Any sum or turns assessed on the Landlord for non domestic rates and water rates in connection with the Retained Parts or the common parts of the Building (if levied upon the Landlord)

                                 FIFTH SCHEDULE
                              ADDITIONAL COVENANTS

1.

    1.1 not to cause the common parts of the Building to become untidy or dirty but at all times to keep the same free from deposits of materials and refuse

    1.2 not to obstruct the common parts of the Building nor impede the use and enjoyment of the same by others

    1.3 to clean both sides of the doors of the Premises as often as is reasonably necessary

2. Not to bring or permit to remain upon the Premises any safe machinery goods or other articles which shall or may strain or damage the Premises or any part of them

3.

    3.1 not to permit any vehicles belonging to the Tenant or any persons calling on the Premises expressly or by implication with the authority of the Tenant to stand on any service road or any part of the Building or the curtilage thereto or the loading bays (if any) and to use all reasonable endeavours to ensure that such persons calling on the Premises do not permit any vehicle to stand on any such road or part of the Building or curtilage or loading bay

    3.2 not to convey any goods or materials to or from the Premises except through the entrances and service areas provided for the purpose

    3.3 to use any parking space from time to time designated by the Landlord for the Tenant's use for the parking of one private motor vehicle and to keep the same clean and tidy

4.

    4.1 To permit the duly authorized employees and agents of the Landlord to enter the Premises upon reasonable notice for the purpose of servicing and maintaining the intruder and fire alarm systems in the Building

    4.2 To permit the duly authorized employees and agents of the Landlord to have such access to the Premises as may be required in the event of an intruder alarm call or a fire alarm call

    4.3 To maintain repair and when necessary renew the intruder and fire alarm and ancillary equipment installed in the Premises

    4.4 Not to make any connection to such systems without the prior written consent of the Landlord

5. Not to do anything which interferes with the heating cooling or ventilation of the common parts of the Building or which imposes an additional load on the heating cooling or ventilation plant and equipment

6. To comply with all reasonable regulations made by the Landlord from time to time for the management of the Building


EXECUTED (but not delivered until the  )
date herein inserted by the affixing   )
of the Common Seal of NORTHBURGH HOUSE )
LIMITED in the presence of:-           )
                                         Director /s/ Monica Perkat-Sheinman

                                         Director/Secretary /s/ Cheryl Pack

EXECUTED as a deed for   )
SCREAMING MEDIA.COM      )
LIMITED acting by        )
                                         Director Bristows, duly
                                         authorized for and on
                                         behalf of the Tenant

                                         Director/Secretary

                                     DATED                         June 13, 2000

                          (1) NORTHBURGH HOUSE LIMITED


                         (2) SCREAMING MEDIA.COM LIMITED




                  --------------------------------------------
                                RENT DEPOSIT DEED

                        RELATING TO FOURTH FLOOR PREMISES
                     AT 33-41 DALLINGTON STREET, LONDON EC1
                  ---------------------------------------------



                               Hardwick Stallards
                                 Centurion House
                                 37 Jewry Street
                                 LONDON EC3N 2EX

                               DX 822 London/City

                             Tel No.: 020 7423 1000
                             Fax No.: 020 7481 3002

                                  THIS DEED is made the      13      day of June
                                             Two thousand

BETWEEN

(1) NORTHBURGH HOUSE LIMITED of Russell Bedford House, 250 City Road, London EC1 (Company No. 626019) ("the Landlord" which expression where the context so admits shall include successors in title of the Landlord)

(2) SCREAMING MEDIA.COM LIMITED whose registered office is at 1 Canada Square, Canary Wharf, London, E14 5DS (Company No. 3906397) ("the Tenant")

NOW THIS DEED WITNESSETH as follows:

1.      DEFINITIONS

        In this Deed the following words and expressions shall have the following meanings ascribed to them:-

        "ACCOUNT"                   the bank account referred to in clause 2.2

        "RENT" and
        "TERM" shall have the meanings ascribed to them by and in the Lease

        "DEPOSITED SUM"             the sum of ONE HUNDRED AND NINE TEEN
                                    THOUSAND FIVE HUNDRED AND TWELVE POUNDS
                                    (pound sterling l19,5l2.00) paid by the
                                    Tenant to the Landlord and placed in an
                                    interest bearing deposit account in the name of the Landlord together with any other sums paid into the said account pursuant to the terms of this Deed and any interest credited to the said account and which has not been released to the Tenant

        "LEASE" a lease of the Premises for a term of five years at an initial annual rent of pound sterling 203,425.00 of even date herewith and made between the same parties as this Deed

        "PREMISES"                  the premises shortly known as Fourth Floor,

                                    33-41 Dallington Street, London EC1 and more particularly described in and demised by the Lease

     "RELEVANT LIABILITY"           any one or more of the following:

                                    (i)      any payment of an instalment of
                                             Rent or other payment due under the
                                             Lease to be paid by the Tenant to
                                             the Land lord and which has not
                                             been paid by the Tenant to the
                                             Landlord within 21 days of the due
                                             date of payment (and in the case of
                                             the Rent whether or not demanded)

                                    (ii)     any other liquidated sum due from
                                             the Tenant to the Landlord under
                                             the Lease and which has not been
                                             paid by the Tenant within 21 days
                                             of writ ten demand

                                    (iii)    any loss or damage suffered by the
                                             Landlord or any reasonable and
                                             proper expenses properly incurred
                                             by the Landlord as a result of any
                                             failure by the Tenant to observe
                                             and perform the covenants and
                                             obligations on its part to be
                                             observed and performed in the Lease

                                    (iv)     any loss or damage suffered by the
                                             Landlord or any proper expenses
                                             properly incurred by the Landlord
                                             as a result of the determination of
                                             the Lease before the expiration of
                                             the Term by forfeiture or by the
                                             disclaimer of any liquidator or
                                             trustee in bankruptcy or otherwise
                                             than by agreement

2.   LANDLORD'S OBLIGATIONS

     2.1 The Landlord agrees to act in connection with the Deposited Sum in accordance with the provisions of this Deed

     2.2 The Landlord shall place the Deposited Sum with its bankers in a separate designated deposit account

3.   CHARGE

     The Tenant with full title guarantee charges by way of first charge the Deposited Sum to the Landlord as continuing security for payment and discharge of any Relevant Liability from time to time existing until such time as the Account shall be closed in accordance with clause 7

4.   REMEDIES OF LANDLORD

     The Tenant agrees that in addition to and without prejudice to any other right which the Landlord may have under the Lease or otherwise the Landlord may at any time provided it has first given to the Tenant 7 days' notice of the alleged Relevant Liability and its intention to draw on the Account withdraw from the Account and apply all or any of the Deposited Sum in or towards satisfaction of any Relevant Liability from time to time existing but without prejudice to the generality of the foregoing:

     4.1 The Landlord shall not be obliged to accept any arrangements similar to the arrangements specified in this Deed on any future applications for its licence to any assignment of the Premises or any part thereof

     4.2 Payment of the Deposited Sum as aforesaid and the arrangements constituted by this Deed shall not entitle the Tenant to withhold the payment of Rent and any sums due under and the full compliance with all the lessee's covenants and conditions contained in the Lease

5.   MAINTENANCE OF DEPOSITED SUM

     The Tenant covenants with the Landlord that if the Landlord shall on any occasion make any withdrawal from the Account in accordance with the terms hereof then the Tenant will within 7 days of written demand pay to the Landlord a sum equal to the amount which has been withdrawn from the Account

6.   INTEREST

     Subject to the provisions of clause 4 hereof all interest and income earned on the Deposited Sum shall belong to the Tenant and be credited to such account and released to the Tenant twice yearly within 21 days of the account having been credited subject also to:

     6.1 All deductions of tax and other deductions which the Landlord is by law required to make

     6.2    There being no Relevant Liability existing at the time

7.   REPAYMENT OF DEPOSITED SUM

     Subject to the provisions hereof and to the observance and performance by the Tenant of all of the covenants on the part of the Tenant and the conditions contained in the Lease and this Deed the Deposited Sum (together with all interest accrued thereto and not previously paid to the Tenant) shall be repaid to the Tenant upon the earlier of the occurrence of the events mentioned in sub-paragraphs 7.1 and 7.2 below:-

     7.1 The date upon which the Tenant shall assign the Lease with the previous written consent of the Landlord to an assignee acceptable to the Landlord in accordance with the provisions of the Lease in that regard; or

     7.2 The date upon which all of the following circumstances shall have occurred:-

            7.2.1     One month has passed following the expiry of the Term; and

            7.2.2 The Landlord has been given vacant possession of the Premises; and

            7.2.3 The Landlord has confirmed in writing (such confirmation not to be unreasonably withheld or delayed) that the Landlord has no claim for material breach of any of the terms of the Lease

8.   PERFECTION OF SECURITY

     The Tenant covenants with the Landlord that the Tenant shall execute any document or take any action which the Landlord may properly require in order to perfect the security referred to in this Deed.

9.   AGREEMENTS

     The Landlord and the Tenant agree that:-

     9.1 The liability of the Landlord and the Tenant pursuant to the Lease from time to time shall not be limited by the provisions of this Deed

     9.2 The rights of the Landlord under this Deed are given without limitation to the rights of the Landlord pursuant to the Lease

     9.3 The proviso for re-entry contained in the Lease shall be exerciseable as well upon any breach of any covenant or obligation contained in this Deed as on the happening of any of the events mentioned in the Lease

     9.4 The Landlord shall be free to assign the benefit of this Deed at any time to a transferee of the reversion of the Lease and on and with effect from the date of completion of the disposal of the reversion:

            9.4.1 The Landlord's rights under this Deed in respect of the Deposited Sum shall enure for the benefit of the new reversioner as soon as the new reversioner shall have joined with the Landlord to deliver to the Tenant a deed containing a covenant by the new reversioner with the Tenant that the new reversioner is bound by the terms of this Deed as if the new reversioner had sealed this Deed as the Landlord; and

            9.4.2 The Tenant releases the Landlord from all liability of whatsoever nature in relation to or otherwise arising in connection with the Deposited Sum and the provisions of this Deed

     9.5 The Tenant shall not be entitled to withhold any Rent or other monies or refrain from discharging any of its obligations under the Lease by reason of the existence of the Deposited Sum

     9.6 The Deposited Sum shall not be treated as an advance payment of Rent or any other sum payable under the Lease nor entitle the Tenant to claim relief from forfeiture of the Lease

IN WITNESS whereof this Deed has been duly executed as a Deed by the parties hereto the day and year first before written

EXECUTED (but not delivered             )
until the date herein inserted)         )
by the affixing of the Common           )
Seal of NORTHBURGH HOUSE                )

LIMITED in the presence of:-            )
                                        Director   /s/ Monica Perkat-Sheirman
                                        Director/Secretary  /s/Cheryl Pack
EXECUTED as a deed by                   )
SCREAMING MEDIA.COM LIMITED)
Acting by
                                        Director  /s/ Alan Ellman
                                        Director/Secretary  /s/ William P. Kelly